U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ZIMMER ENERGY TRANSITION
ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-2286053
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9 West 57th Street, 33rd Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Class A common stock and one-third of one warrant to purchase one share of Class A common stock	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC
Warrants, exercisable for one share of Class A common stock for $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-254940

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A common stock, par value $0.0001 per share, and redeemable warrants to purchase Class A common stock of Zimmer Energy Transition Acquisition Corp. (the “Company”). The description of the units, Class A common stock and redeemable warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-254940), which was initially filed with the Securities and Exchange Commission on March 31, 2021, and was amended on May 14, 2021 and June 7, 2021 (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,
ZIMMER ENERGY TRANSITION ACQUISITION CORP.

By:	/s/ Stuart J. Zimmer
Stuart J. Zimmer
Chief Executive Officer and Chairman of the Board

Dated: June 14, 2021

[Signature Page to Form 8-A]